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                                                                  EXHIBIT 10(DD)

                                   FIRST USA

                           DEFERRED COMPENSATION PLAN


                         W  I  T  N  E  S  S  E  T  H :

          WHEREAS, FIRST USA, INC. and other adopting entities desire to adopt the FIRST USA DEFERRED COMPENSATION PLAN (the "PLAN") for the benefit of certain
                                          ----------
eligible individuals; and

          NOW THEREFORE, the Plan is hereby adopted as follows, effective as of June 1, 1996:


                                       I.

                          DEFINITIONS AND CONSTRUCTION

          1.1  DEFINITIONS.   Where the following words and phrases appear in
the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

     (1) ACCOUNT: An individual account for each Member to which is credited the Deferrals made on his behalf pursuant to Section 3.1 and which is credited or debited for such account's allocation of net income (or net loss) equivalents as provided in Section 3.2.

     (2) AFFILIATE: Each corporation or unincorporated entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with First USA, Inc. For this purpose, control shall be determined by a more than 50% ownership standard.

     (3)  BOARD:  The Board of Directors of First USA, Inc.

     (4)  CODE:  The Internal Revenue Code of 1986, as amended.

     (5) COMPANY: First USA, Inc. and any other adopting entity which adopts the Plan pursuant to the provisions of Article XI.

     (6) DEFERRALS: Deferrals made by the Company on a Member's behalf pursuant to Section 3.1.

     (7) DIRECTOR: Any member of the Board of Directors of First USA, Inc., First USA Paymentech, Inc. and/or their Affiliates.

     (8) DISABILITY: The total and permanent disability of a Member, as determined in the sole discretion of the Plan Administrator, based on a written medical opinion (unless waived by
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the Plan Administrator as unnecessary), that such Member is permanently incapable of performing his job for physical or mental reasons.

     (9)  EFFECTIVE DATE:  June 1, 1996.

     (10) ELIGIBLE INDIVIDUAL: Any individual (i) who is employed by the Company as an officer or with an equivalent title and who earned cash compensation of at least $125,000 during the fiscal year of the Company immediately preceding the Plan Year selected as a Member, or (ii) who is a Director. For all purposes herein, the "service" of an individual as a Director shall be deemed to be equivalent to "employment" with the Company.

     (11) ENTRY DATE: The first day of each Plan Year and, with respect to an Eligible Individual who becomes a Member on other than the first day of a Plan Year, the date such Eligible Individual becomes a Member in such Plan Year.

     (12) FUNDS: The investment funds designated from time to time for the deemed investment of Accounts pursuant to Article IV.

     (13) INSIDER: An officer or director of First USA, Inc. or First USA Paymentech, Inc. subject to Section 16(b) of the Securities Exchange Act of1934.

     (14) MEMBER: Each Eligible Individual who has met the eligibility requirements for participation in the Plan and who has become a Member pursuant to Article II.

     (15) PARENT BOARD:  The Board of Directors of First USA, Inc.

     (16) PARENT COMMITTEE: A committee of the Parent Board that is composed solely of two or more directors, none of whom (i) is an officer of First USA, Inc. or a parent or subsidiary (including First USA Paymentech, Inc.) thereof or is otherwise employed by First USA, Inc. or a parent or subsidiary (including First USA Paymentech, Inc.) thereof; (ii) receives compensation, either directly or indirectly, from First USA, Inc. or a parent or subsidiary (including First Paymentech, Inc.) thereof for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; (iii) possesses an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; or
(iv)is engaged in a business relationship for which disclosure would be required pursuant to item 404(b) of Regulation S-K.

     (17) PAY: The total of all amounts paid by the Company to or for the benefit of a Member for services rendered or labor performed, which are required to be reported on such Member's federal income tax withholding statement(s) (Form W-2, 1099, or their subsequent equivalents), excluding taxable income resulting from the exercise of nonqualified stock options, the imputed value of group term life insurance, relocation reimbursements and from non-cash executive perquisites, deductions for supplemental life and medical coverages or other similar payroll deductions, plus any amounts such Member could have received in cash in lieu of Deferrals pursuant to Section 3.1.

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     (18) PAYMENTECH BOARD: The Board of Directors of First USA Paymentech, Inc.

     (19) PAYMENTECH COMMITTEE: A committee of the Paymentech Board that is composed solely of two or more directors, none of whom (i) is an officer of First USA Paymentech, Inc. or a parent (including First USA, Inc.) or subsidiary thereof or is otherwise employed by First USA Paymentech, Inc. or a parent(including First USA, Inc.) or subsidiary thereof; (ii) receives compensation, either directly or indirectly, from First USA Paymentech, Inc. or a parent(including First USA, Inc.) or subsidiary thereof for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; (iii) possesses an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; or (iv) is engaged in a business relationship for which disclosure would be required pursuant to item 404(b) of Regulation S-K.

     (20) PLAN: The First USA Deferred Compensation Plan, as amended from time to time.

     (21) PLAN ADMINISTRATOR: The Plan administrator appointed by the Board pursuant to Section 8.1.

     (22) PLAN YEAR: The short period commencing on the Effective Date and ending on June 30, 1996, and thereafter the twelve-consecutive month period commencing July 1 of each year.

     (23) RETIREMENT: As to a Member who is not a Director, termination of employment with the Company and its Affiliates after attainment of age sixty or attainment of age fifty-five with five years of aggregate employment from and after the Effective Date. As to a Member who is a Director, termination of employment with the Company following the date which is at least five years after the first day of the Plan Year in which he commenced participation in the Plan.

     (24) STOCK FUNDS: The First USA, Inc. Common Stock Fund and the First USA Paymentech, Inc. Common Stock Fund.

     (25) TRUST:  The trust, if any, established under the Trust Agreement.

     (26) TRUST AGREEMENT: The agreement, if any, entered into between the Company and the Trustee pursuant to Article X.

     (27) TRUST FUND: The funds and properties, if any, held pursuant to the provisions of the Trust Agreement, together with all income, profits and increments thereto.

     (28) TRUSTEE: The trustee appointed by the Board who is qualified and acting under the Trust Agreement at any time.

     (29) UNFORESEEABLE FINANCIAL EMERGENCY: An unexpected need of a Member for cash that (i) arises from an illness, casualty loss, sudden financial reversal, or such other unforeseeable occurrence that is caused by an event beyond the control of such Member, (ii)

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would result in severe financial hardship to such Member if his Deferral election was not cancelled pursuant to Section 3.1(h)and/or if a withdrawal or benefit payment pursuant to Article VI or Section 7.6was not permitted, and
(iii) is not reasonably satisfiable from other resources of such Member. Cash needs arising from foreseeable events, such as the purchase of a house or education expenses for children, shall not be considered to be the result of an Unforeseeable Financial Emergency.

     (30) VALUATION DATES: Each Entry Date and any other interim Valuation Date designated by the Plan Administrator on a nondiscriminatory basis. Notwithstanding the foregoing, an interim Valuation Date shall be designated as the date next preceding the date a withdrawal or payment of a Member's benefits to be made or to commence pursuant to Article VI or Article VII.

     1.2 NUMBER AND GENDER. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

     1.3 HEADINGS. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.


                                      II.

                                 PARTICIPATION

     2.1 ELIGIBILITY. Any Eligible Individual shall be eligible to become a Member of the Plan for any Plan Year by electing to make Deferrals pursuant to
Section 3.1. Notwithstanding the foregoing, for the Plan Years commencing with the Effective Date and with July 1, 1996, Eligible Individuals shall only be eligible to become Members of the Plan if so designated for eligibility by the Plan Administrator and effective as of the date so designated.

     2.2 PARTICIPATION.

               (a) Prior to each Entry Date, the Plan Administrator shall notify those Eligible Individuals who are determined by the Plan Administrator to be eligible to initially become Members pursuant to Section 2.1 as of such Entry Date. Any such Eligible Individual may become a Member for the Plan Year beginning on such Entry Date by effecting, prior to such Entry Date and within the time period prescribed by the Plan Administrator, the Deferral election prescribed by the Plan Administrator. Notwithstanding any provision herein to the contrary, an Eligible Individual who first becomes an Eligible Individual on other than the first day of a Plan Year may become a Member on the first day of the calendar month coinciding with or next following the date he first becomes an Eligible Individual for the remainder of such Plan Year with respect to Deferrals pursuant to Section 3.1 by effecting, prior to or within 30 days after the date he first becomes an Eligible Individual and within the time period prescribed by the Plan Administrator, the Deferral election prescribed by the Plan Administrator.

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               (b) Notwithstanding any provision herein to the contrary, if an
Eligible Individual who is an officer or who has an equivalent title becomes a Member of the Plan and ceases to earn cash compensation of at least $125,000 during the fiscal year of the Company immediately preceding any Plan Year, such Eligible Individual shall not be entitled to make Deferrals hereunder for such Plan Year. Any such Eligible Individual may again become entitled to make Deferrals hereunder for any subsequent Plan Year which is immediately preceded by a fiscal year of the Company in which such Eligible Individual earns cash compensation of at least $125,000.

               (c) Notwithstanding any provision herein to the contrary, an Eligible Individual who has become a Member of the Plan shall cease to be entitled to make Deferrals hereunder effective as of any date designated by the Plan Administrator. Any such Plan Administrator action shall be communicated to the affected individual prior to the effective date of such action. Any such Eligible Individual may again become entitled to make Deferrals hereunder for any subsequent Plan Year selected by the Plan Administrator in its sole discretion.


                                      III.

                        ACCOUNT CREDITS AND ALLOCATIONS

     3.1  DEFERRALS.

               (a) A Member may:

               (1) Elect to defer from his Pay a fixed amount or an integral percentage of from 1% to 100% of his base annual salary (or of his fees in the case of a Director) for a Plan Year; and/or

               (2) Elect to defer from his Pay a fixed amount or an integral percentage of from 1% to 100% of his annual incentive bonus (or of his retainers in the case of a Director) for a Plan Year.

Notwithstanding the foregoing, no Member may elect to defer less than $5,000 of his Pay for any Plan Year (with such amounts prorated for any Plan Year of less than twelve months with respect to any Member). Further, with respect to an Eligible Individual who first becomes a Member on other than the first day of a Plan Year, any such Deferrals pursuant to Section 3.1(a)(1) shall apply only for the portion of such Plan Year commencing with the date he first becomes a Member and ending on the last day of such Plan Year.

               (b) Pay for a Plan Year not so deferred by such election pursuant to this Section shall be received by such Member in cash. A Member's election to defer an amount of his Pay pursuant to this Section shall be made by effecting, in the form prescribed by the Plan Administrator, a Deferral election pursuant to which the Member authorizes the Company to reduce his Pay in the elected amount and the Company, in consideration thereof, agrees to credit

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an equal amount to such Member's Account maintained under the Plan. The reduction in a Member's Pay pursuant to Section 3.1(a)(1) shall be effected by equal Pay reductions each pay period during the applicable portion of the Plan Year as determined by the Plan Administrator following the effective date of such election. The reduction in a Member's Pay pursuant to Section 3.1(a)(2) shall be effected by a Pay reduction at the time such annual bonus (or retainer) is paid. Such Pay reductions shall be within the Plan Year to which the Deferral election relates, except that Pay reductions attributable to elections pursuant to Section 3.1(a)(2) may be made within the next following Plan Year if the bonus(or retainer) to which the Deferral election relates is paid in such next following Plan Year. Deferrals made by a Member shall be credited to such Member's Account as of the date deferred.

               (c) Notwithstanding the foregoing, a Deferral election of a Member pursuant to Section 3.1(a)(1) for a Plan Year shall be automatically suspended during such Member's unpaid leave of absence and upon termination of such Member's employment with the Company and its Affiliates. A Deferral election of a Member pursuant to Section 3.1(a) may, with the consent of the Plan Administrator, be suspended for the remainder of the Plan Year in which such Member has an unpaid leave of absence. Any such Member may again become entitled to make Deferrals hereunder for any subsequent Plan Year following return to full-time employment. A Deferral election of a Member pursuant to
Section 3.1(a) shall be suspended for the remainder of the Plan Year in which such Member is on short-term Disability for ninety consecutive days. Any such Member may again become entitled to make Deferrals hereunder for any subsequent Plan Year following recovery from Disability.

               (d) A Deferral election pursuant to Section 3.1(a) shall become effective as of the Entry Date which is on or after the date the election is effected by the Member. A Deferral election shall remain in force and effect for the entire (or partial, if applicable) Plan Year to which such election relates.

               (e) A Deferral election shall indicate the applicable time and form of payment, as provided in Sections 7.2 and 7.3, for the Pay deferred thereunder for such Plan Year and the net income (or net loss) equivalents allocated with respect thereto. A Member may make different time and form of payment elections with respect to base annual salary (or fee) Deferrals and annual incentive bonus (or retainer) Deferrals for any Plan Year. Each Member's Account shall be divided into subaccounts to reflect such Member's various elections respecting time and form of payment.

               (f) A Member who has made a Deferral election pursuant to Section3.1(a) may change his election, as of the Entry Date of any subsequent Plan Year, by effecting a new Deferral election prior to such Entry Date and within the time period prescribed by the Plan Administrator.

               (g) A Member who has made a Deferral election pursuant to Section3.1(a) may cancel his election, as of the Entry Date of any subsequent Plan Year, by effecting the same in the form prescribed by the Plan Administrator prior to such Entry Date and within the time period prescribed by the Plan Administrator. A Member who so cancels his Deferral election may again make anew such Deferral election for a subsequent Plan Year, if he satisfies the

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eligibility requirements set forth in Section 2.1, by effecting a new such
Deferral election prior to the Entry Date of such Plan Year and within the time period prescribed by the Plan Administrator.

               (h) In the event that the Plan Administrator, upon written petition of a Member, determines in its sole discretion that such Member has suffered an Unforeseeable Financial Emergency, the Deferral election of such Member then in effect, if any, shall be terminated as soon as administratively practicable after such determination. A Member whose Deferral election has been so terminated may again make a new Deferral election for a subsequent Plan Year that begins at least twelve months after the effective date of such termination, if he satisfies the eligibility requirements set forth in Section 2.1, by effecting a new Deferral election for such Plan Year and within the time period prescribed by the Plan Administrator.

     3.2 ALLOCATION OF NET INCOME OR NET LOSS EQUIVALENTS.

               (a) As of each Valuation Date, the Plan Administrator shall determine the net income (or net loss) equivalents of each Fund for the period elapsed since the next preceding Valuation Date. The net income (or net loss) equivalent of each Fund since the next preceding Valuation Date shall be ascertained by the Plan Administrator based upon changes in net asset value in such manner as it deems appropriate, which may include expenses of operating the Fund.

               (b) For purposes of allocations of net income (or net loss) equivalents, each Member's Accounts shall be divided into subaccounts to reflect such Member's deemed investment in a particular Fund or Funds pursuant to
Article IV. As of each Valuation Date, the net income (or net loss) equivalent of each Fund, separately and respectively, shall be allocated among the corresponding subaccounts of the Members who were deemed to have had such corresponding subaccounts invested in such Funds since the next preceding Valuation Date.

               (c) So long as there is any balance in any Account, such Account shall continue to receive allocations pursuant to this Section.

                                      IV.

                           DEEMED INVESTMENT OF FUNDS

      Each Member shall designate, in accordance with the procedures established from time to time by the Plan Administrator, the manner in which the amounts allocated to his Account shall be deemed to be invested from among the Funds made available from time to time for such purpose by the Plan Administrator. Such Funds shall include the Stock Funds; provided, however, with respect to Insiders, the Stock Funds shall not be available until August 15, 1996. Such Member may designate one of such Funds for the deemed investment of all the amounts allocated to his Account or he may split the deemed investment of the amounts allocated to his Account between such Funds in 5% increments. If a Member fails to make a proper designation, then his Account shall be deemed to be invested in the Fund or Funds designated by the Plan Administrator from time to time in a uniform and nondiscriminatory manner. Any such initial

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designation by an Insider affecting a Stock Fund shall be approved in advance of the effective date of such initial designation by (i) either the Parent Board or the Parent Committee, with respect to designations affecting the First USA, Inc. Common Stock Fund, or (ii) either the Paymentech Board or the Paymentech Committee, with respect to designations affecting the First USA Paymentech, Inc. Common Stock Fund.

      A Member may change his deemed investment designation for future amounts to be allocated to his Account. Any such change shall be made as of the first day of any calendar quarter in accordance with the procedures established by the Plan Administrator, and the frequency of such changes may be limited by the Plan Administrator. Any such change in designation by an Insider affecting a Stock Fund shall be approved in advance of the effective date of such change of designation by (i) either the Parent Board or the Parent Committee, with respect to designations affecting the First USA, Inc. Common Stock Fund, or (ii) either the Paymentech Board or the Paymentech Committee, with respect to designations affecting the First USA Paymentech, Inc. Common Stock Fund.

      A Member may elect to convert his deemed investment designation with respect to the amounts already allocated to his Account. Any such conversion shall be made as of the first day of any calendar quarter in accordance with the procedures established by the Plan Administrator, and the frequency of such conversions may be limited by the Plan Administrator. No election of a conversion designation by an Insider which has the effect of increasing the total amount allocated to a Stock Fund may be made on a date which is less than six months following (i) the date of any prior election of a conversion designation by such Insider which had the effect of decreasing the total amount allocated to such Stock Fund or (ii) the date of any election by such Insider with respect to any other plan of First USA, Inc. or any subsidiary thereof(including First USA Paymentech, Inc.) which had the effect (directly or indirectly) of making a disposition on behalf of such Insider of the same class of equity security as that which is the subject of such Stock Fund. No election of a conversion designation by an Insider which has the effect of decreasing the total amount allocated to a Stock Fund may be made on a date which is less than six months following (i) the date of any prior election of a conversion designation by such Insider which had the effect of increasing the total amount allocated to such Stock Fund or (ii) the date of any election by such Insider with respect to any other plan of First USA, Inc. or any subsidiary thereof (including First USA Paymentech, Inc.) which had the effect (directly or indirectly) of making an acquisition on behalf of the Insider of the same class of equity security as that which is the subject of such Stock Fund.

      The restrictions contained herein regarding investment designations, changes, and/or conversions by Insiders respecting Stock Funds are intended to comply with, and enable Insiders to rely upon, the exemption provided by Rule16b-3 under the Securities Exchange Act of 1934. Any future amendment to Rule16b-3 or any successor rule promulgated by the Securities and Exchange Commission affecting the investment by Insiders in the Stock Funds shall be incorporated by reference herein and be deemed to be an amendment to the Plan in order that Insiders shall continue to be entitled to rely upon the exemption provided by such rule without any interruption. Notwithstanding the foregoing, the Plan Administrator may alter the designation, change and/or conversion restrictions applicable to an Insider, as set forth in this Article IV, as a result of changes in Rule 16b-3 under the Securities Exchange Act of 1934.

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                                       V.

                                    VESTING

      A Member shall be 100% vested in his Account at all times.


                                      VI.

                                  WITHDRAWALS

     6.1 IN GENERAL. Except as provided in this Article VI and in Article VII, Members shall not be permitted to make withdrawals from the Plan. Members shall not, at any time, be permitted to borrow from the Plan.

     6.2 UNFORESEEABLE FINANCIAL EMERGENCY. In the event that the Plan Administrator, upon written petition of a Member, determines in its sole discretion that such Member has suffered an Unforeseeable Financial Emergency, such Member shall be entitled to a benefit, determined as of any Valuation Date, in an amount not to exceed the lesser of (1) the amount determined by the Plan Administrator as necessary to meet such Member's needs created by the Unforeseeable Financial Emergency or (2) the then value of such Member's Account. Such withdrawal benefit shall be paid in a single lump sum, cash payment as soon as administratively practicable after the Plan Administrator has made its determinations with respect to the availability and amount of such benefit. If a Member's Account contains more than one distribution subaccount, such withdrawal benefit shall be considered to have been distributed, first, from the subaccount with respect to which the earliest distribution would be made, then, from the subaccount with respect to which the next earliest distribution would be made, and continuing in such manner until all of such subaccounts necessary to satisfy the withdrawal benefit have been exhausted. Moreover, within the applicable Account or subaccount, such withdrawal benefit shall be considered to have been distributed from Deferrals(including net income (or net loss) and additional interest equivalents attributable thereto) on a first-in, first-out basis.

     6.3  ELECTIVE WITHDRAWAL.

               (a) A Member may elect at any time, by effecting the election procedure prescribed by the Plan Administrator, to withdraw as a benefit all, but not less than all, of his Account as of any Valuation Date, subject to a withdrawal penalty of 10% of such Account as of such Valuation Date. Upon any such withdrawal, the withdrawal penalty shall be forfeited to the Company. Upon any such withdrawal, such Member's participation in the Plan shall terminate and no further Deferrals shall be made under the Plan on behalf of such Member.

               (b) No election of a withdrawal of an amount allocated to a Stock Fund may be made by an Insider on a date which is less than six months following
(i) the date of any prior election to convert such Insider's deemed investment designation which had the effect of

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increasing the total amount allocated to such Stock Fund or (ii) the date of any election by such Insider with respect to any other plan of First USA, Inc. or any subsidiary thereof (including First USA Paymentech, Inc.) which had the effect (directly or indirectly) of making an acquisition on behalf of such Insider of the same class of equity security as that which is the subject of such Stock Fund.

                                      VII.

                                 DISTRIBUTIONS


               7.1 AMOUNT OF BENEFIT. A Member or, in the event of the death of the Member, the Member's designated beneficiary, shall be entitled to a benefit equal in value to the Member's Account as of the Valuation Date next preceding the date the payment of such benefit is to be made or to commence pursuant to
Section 7.2 (plus any annual bonus (or retainer) Deferral not previously allocated to such Account).

               7.2. TIME OF PAYMENT. Payment of a Member's benefit under Section
7.1 shall be made or commence, with respect to such Member's Account, or with respect to such Member's subaccounts established pursuant to Section 3.1(e) separately and respectively, as soon as administratively practicable as of the date irrevocably elected by such Member pursuant to Section 3.1(e). A Member may, pursuant to Section 3.1(e), elect distribution with respect to his Deferrals for any Plan Year to be made as of an Entry Date which is at least five years following the beginning of such Plan Year or to be made or commenced after the first day of the month following his Retirement. Notwithstanding the foregoing, payment of a Member's benefit under Section 7.1 shall be made or commence as soon as administratively practicable after the first day of the month following the date the Member terminates his employment with the Company and its Affiliates for any reason, including Retirement, Disability or death. For this purpose, a Member on Disability for a period of two years shall be deemed to have terminated his employment with the Company and its Affiliates as of the end of such two-year period.

               7.3 ALTERNATIVE FORMS OF BENEFIT PAYMENTS. A Member's benefit under Section 7.1 payable prior to termination of employment with the Company and its Affiliates shall be paid, with respect to such Member's Account, or with respect to such Member's subaccounts established pursuant to Section 3.1(e) separately and respectively, in one lump sum payment. A Member's benefit under
Section 7.1 payable after termination of employment with the Company and its Affiliates prior to a Member's Retirement shall be paid in one lump sum payment. A Member's benefit under Section 7.1 payable after a Member's Retirement (inclusive of termination due to Disability) shall be paid in one of the following forms irrevocably elected by such Member pursuant to Section 3.1(e):

                    (1)  One lump sum payment; or

                    (2) Monthly installment payments for a term certain of either 5 or 10 years payable to the Member or, in the event of such Member's death prior to the end of such term certain, to his designated beneficiary as provided in Section 7.4; provided, that to the extent such

                                       10
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Member designates a non-spouse beneficiary, such beneficiary's share of the remaining installments shall be paid in one lump sum.

With respect to any portion of a Member's Retirement benefit for which no form of payment election is in effect, such amount shall be paid in the 10-year monthly installment payment form; provided, however, that the Plan Administrator may, in its sole discretion, elect to make such benefit payment in any other available form. If a Member dies prior to the date the payment of his lump sum benefit is made, then such lump sum benefit shall be made to the Member's designated beneficiary as provided in Section 7.4. Plan provisions to the contrary notwithstanding, if payments are to be made in monthly installments, "installment valuation dates" shall be established as of each payment date. As of each such "installment valuation date," net income (or net loss) equivalents shall be allocated to the Member's Account. The installment payment to be made on behalf of a Member as of each such "installment valuation date" shall be determined by multiplying the balance of such Member's Account as of such "installment valuation date" (after allocation of net income (or net loss) equivalents) by a fraction, the numerator of which is one and the denominator of which is the number of months remaining in the installment period.

  7.4 DESIGNATION OF BENEFICIARIES.

          (a) Each Member shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Plan Administrator and filing same with the Plan Administrator. Any such designation may be changed at any time by execution of a new designation in accordance with this Section.

          (b) If no such designation is on file with the Plan Administrator at the time of the death of the Member or such designation is not effective for any reason as determined by the Plan Administrator, then the designated beneficiary or beneficiaries to receive such benefit shall be as follows:

          (1) If a Member leaves a surviving spouse, his benefit shall be paid to such surviving spouse;

          (2) If a Member leaves no surviving spouse, his benefit shall be paid to such Member's executor or administrator, or to his heirs at law if there is no administration of such Member's estate.

  7.5 CHANGE IN PAY-OUT OF CERTAIN BENEFITS.

          (a) Notwithstanding any provision in Section 7.3 to the contrary, if a Member's Retirement benefit payments are to be paid in installments and the aggregate amount to be paid with respect to such Member in any particular Plan Year is less than $12,000, then the Plan Administrator shall cause the installment payments for such Plan Year with respect to such Member to be paid in one lump sum payment.

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          (b) Notwithstanding any provision in Section 7.3 to the contrary, if a
Member's Retirement benefit payments respecting any one subaccount established pursuant to Section 3.1(e) are to be paid in installments and the aggregate amount remaining to be paid with respect to such subaccount is less than $50,000, then the Plan Administrator shall cause the remaining benefit payments with respect to such subaccount to be paid in one lump sum payment.

          (c) Notwithstanding any provision in Section 7.3 to the contrary, the form of payment of a Member's Retirement Benefits with respect to a part or all of his Account may, in the sole discretion of the Plan Administrator, be changed from the form(s) elected by such Member pursuant to Sections 3.1(e) and 7.3 to one or more other forms provided in Section 7.3. In making its determination as to the form(s) of payment, the Plan Administrator may consider the age, family status, health, financial status, or such other facts as it deems relevant respecting the Member. The Member may, but shall not be required to, express his preference to the Plan Administrator as to such form(s) of payment, but the Plan Administrator shall be under no obligation to follow such preference.

  7.6 ACCELERATED PAY-OUT DUE TO EMERGENCY. Notwithstanding any provision in Sections 7.2 and 7.3 to the contrary, in the event that the Plan Administrator, upon written petition of a Member, determines in its sole discretion that such Member has suffered an Unforeseeable Financial Emergency, such Member shall be entitled to an accelerated pay out of his benefit pursuant to Section 6.2. Any remaining amounts in such Member's Account following payment of such emergency benefit shall be payable at the time(s) and in the form(s) otherwise provided in Sections 7.2 and 7.3.

  7.7 DEFERRED PAY-OUT DUE TO LOSS OF TAX DEDUCTION. If the Company determines in good faith that there is a reasonable likelihood that any benefits paid to a Member pursuant to this Article VII would not be deductible by the Company under applicable income tax provisions then in effect, then to the extent deemed necessary by the Company to ensure that the entire amount of any such distribution to a Member is deductible, the Company may defer payment of all or any portion of such benefits. Any amount deferred pursuant to this Section 7.7 shall continue to receive net income (or net loss) equivalents pursuant to the Plan until distribution. The amounts so deferred shall be distributed to the Member (or his beneficiary in the event of the Member's death) at the earliest possible date, as determined by the Company in good faith, as of which such deductibility will be ensured.

  7.8 PAYMENT OF BENEFITS. To the extent the Trust Fund has sufficient assets, the Trustee shall pay benefits to Members or their beneficiaries, except to the extent the Company pays the benefits directly and provides adequate evidence of such payment to the Trustee. To the extent the Trustee does not or cannot pay benefits out of the Trust Fund, the benefits shall be paid by the Company. Any benefit payments made to a Member or for his benefit pursuant to any provision of the Plan shall be debited to such Member's Account. All benefit payments shall be made in cash to the fullest extent practicable.

  7.9 UNCLAIMED BENEFITS. In the case of a benefit payable on behalf of a Member, if, after exercising reasonable diligence, the Plan Administrator is unable to locate the Member or beneficiary to whom such benefit is payable, upon the Plan Administrator's determination thereof, such benefit shall be forfeited to the Company. Notwithstanding the foregoing, if subsequent to any such forfeiture the Member or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be restored to the Plan by the Company.

  7.10 SET-OFF UPON DISCHARGE FOR CAUSE. Plan provisions to the contrary notwithstanding, if a Member's employment with the Company and its Affiliates is terminated by the Company or its Affiliates because he has engaged in misconduct to the material detriment of the Company and its Affiliates or because he has been convicted of a felony involving the Company or its Affiliates, the amount of his benefit, determined pursuant to Section 7.1, shall be reduced by any amounts due the Company and its Affiliates by such Member as a result of such misconduct or felony, with such amounts due to be determined in the sole discretion of the Plan Administrator. Notwithstanding the foregoing, the right of set-off as provided in this Section 7.10 shall not affect any other rights or set-off available to the Company or its Affiliates under common-law or under any other agreement.


                                     VIII.

                           ADMINISTRATION OF THE PLAN

  8.1 APPOINTMENT OF PLAN ADMINISTRATOR. The general administration of the Plan shall be vested in the Plan Administrator (which may be an individual or a committee of two or more persons) which shall be appointed by the Board.

  8.2 RESIGNATION AND REMOVAL. At any time during his term of office, the individuals comprising the Plan Administrator may resign by giving written notice to the Board, such resignation to become effective upon the appointment of a substitute or, if earlier, the lapse of thirty days after such notice is given as herein provided. At any time during its term of office, and for any reason, the individuals comprising the Plan Administrator may be removed by the Board.

  8.3 RECORDS AND PROCEDURES. The Plan Administrator shall keep appropriate records of its proceedings and the administration of the Plan and shall make available for examination during business hours to any Member or beneficiary such records as pertain to that individual's interest in the Plan. The Plan Administrator shall provide an annual statement to each Member or beneficiary of his interest in the Plan. The Plan Administrator shall designate the person or persons who shall be authorized to sign for the Plan Administrator and, upon such designation, the signature of such person or persons shall bind the Plan Administrator.

  8.4 SELF-INTEREST OF PLAN ADMINISTRATOR. No individual comprising the Plan Administrator shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which an individual comprising the Plan Administrator is so disqualified to act, the remaining individuals comprising the Plan Administrator or, if none, the Board shall decide the matter in which he is disqualified.

  8.5 COMPENSATION AND BONDING. The Plan Administrator shall not receive compensation with respect to its services as Plan Administrator. To the extent required by applicable law, or required by the Company, the Plan Administrator shall furnish bond or security for the performance of its duties hereunder.

  8.6 PLAN ADMINISTRATOR POWERS AND DUTIES. The Plan Administrator shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority and duty:

          (a) to make rules, regulations and bylaws for the administration of the Plan which are not inconsistent with the terms and provisions hereof, provided such rules, regulations and bylaws are evidenced in writing and copies thereof are delivered to the Trustee and to the Company;

          (b) to construe all terms, provisions, conditions and limitations of the Plan;

          (c) to correct any defect or supply any omission or reconcile any inconsistency that may appear in the Plan, in such manner and to such extent as it shall deem expedient to carry the Plan into effect for the greatest benefit of all interested parties;

          (d) to employ and compensate such accountants, attorneys, investment advisors and other agents and employees as the Plan Administrator may deem necessary or advisable in the proper and efficient administration of the Plan;

          (e) to determine all questions relating to eligibility;

          (f) to determine the amount, manner and time of payment of any benefits and to prescribe procedures to be followed by Members and their beneficiaries in obtaining benefits;

          (g) to make a determination as to the right of any person to a benefit under the Plan; and (h) to receive and review reports from the Trustee as to the financial condition of the Trust Fund, including its receipts and disbursements.

  8.7 COMPANY TO SUPPLY INFORMATION. The Company shall supply full and timely information to the Plan Administrator relating to the Pay of all Members, their ages, their Retirement, Disability, death or other termination of employment and such other pertinent facts as the Plan Administrator may require. The Company shall advise the Trustee of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee's duties under the Plan. When making a determination in connection with the Plan, the Plan Administrator shall be entitled to rely upon the aforesaid information furnished by the Company.

  8.8 CLAIMS REVIEW. In any case in which a claim for Plan benefits of a Member or beneficiary is denied or modified, the Plan Administrator shall furnish written notice to the claimant within ninety days (or within 180 days if additional information requested by the Plan Administrator necessitates an extension of the ninety-day period), which notice shall:

          (a) State the specific reason or reasons for the denial or modification;

          (b) Provide specific reference to pertinent Plan provisions on which the denial or modification is based;

          (c) Provide a description of any additional material or information necessary for the Member, his beneficiary, or representative to perfect the claim and an explanation of why such material or information is necessary; and

          (d) Explain the Plan's claim review procedure as contained herein.

In the event a claim for Plan benefits is denied or modified, if the Member, his beneficiary, or a representative of such Member or beneficiary desires to have such denial or modification reviewed, he must, within sixty days following receipt of the notice of such denial or modification, submit a written request for review by the Plan Administrator of its initial decision. In connection with such request, the Member, his beneficiary, or the representative of such Member or beneficiary may review any pertinent documents upon which such denial or modification was based and may submit issues and comments in writing. Within sixty days following such request for review the Plan Administrator shall, after providing a full and fair review, render its final decision in writing to the Member, his beneficiary or the representative of such Member or beneficiary stating specific reasons for such decision and making specific references to pertinent Plan provisions upon which the decision is based. If special circumstances require an extension of such sixty-day period, the Plan Administrator's decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extension of time for review is required, written notice of the extension shall be furnished to the Member, beneficiary, or the representative of such Member or beneficiary prior to the commencement of the extension period.

  8.9 INDEMNITY. To the extent permitted by applicable law, the Company shall indemnify and save harmless the Board and any individual acting as Plan Administrator against any and all expenses, liabilities and claims (including legal fees incurred to defend against such liabilities and claims) arising out of their discharge in good faith of responsibilities under or incident to the Plan. Expenses and liabilities arising out of willful misconduct shall not be covered under this indemnity. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, as such indemnities are permitted under applicable law.

                                      IX.

                            ADMINISTRATION OF FUNDS

PAYMENT OF EXPENSES. All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, and expenses of the Plan Administrator, shall be paid by the Company and, if not paid by the Company, shall be paid by the Trustee from the Trust Fund, if any.

  9.2 TRUST FUND PROPERTY. All income, profits, recoveries, contributions, forfeitures and any and all moneys, securities and properties of any kind at anytime received or held by the Trustee, if any, shall be held as a commingled Trust Fund pursuant to the terms of the Trust Agreement. The Plan Administrator shall maintain an Account in the name of each Member, but the maintenance of an Account designated as the Account of a Member shall not mean that such Member shall have a greater or lesser interest than that due him by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Member shall have any title to any specific asset in the Trust Fund, if any.


                                       X.

                               NATURE OF THE PLAN

      The Company intends and desires by the adoption of the Plan to recognize the value to the Company of the past and present services of individuals covered by the Plan and to encourage and assure their continued service with the Company by making more adequate provision for their future retirement security. The Plan is intended to constitute an unfunded, unsecured plan of deferred compensation for a select group of management or highly compensated employees of the Company and for Directors. Plan benefits herein provided are a contractual obligation of the Company which may be paid out of the Company's general assets or out of the Trust Fund. Subject to the terms hereof and of the Trust Agreement, the Company may transfer money or other property to the Trustee, and the Trustee shall pay Plan benefits to Members and their beneficiaries out of the Trust Fund in accordance with the terms of the Trust Agreement.

      The Board, in its sole discretion, may establish the Trust and direct the Company to enter into the Trust Agreement. In such event, the Company shall remain the owner of all assets in the Trust Fund and the assets shall be subject to the claims of Company creditors if the Company ever becomes insolvent. For purposes hereof, the Company shall be considered "insolvent" if (a) the Company is unable to pay its debts as they become due, or (b) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code (or any successor federal statute). The chief executive officer of the Company and its board of directors shall have the duty to inform the Trustee in writing if the Company becomes insolvent. Such notice given under the preceding sentence by any party shall satisfy all of the parties' duty to give notice. When so informed, the Trustee shall suspend payments to the Members and hold the assets for the benefit of the Company's general creditors. If the Trustee receives a written allegation that the Company is insolvent, the Trustee shall suspend payments to the Members and hold the Trust Fund for the benefit of the Company's general creditors, and shall determine within the period specified in the Trust Agreement whether the Company is insolvent. If the Trustee determines that the Company is not insolvent, the Trustee shall resume payments to the Members. No Member or beneficiary shall have any preferred claim to, or any beneficial ownership interest in, any assets of the Trust Fund.


                                      XI.

                               ADOPTING ENTITIES

      It is contemplated that other corporations, associations, partnerships or proprietorships may adopt this Plan and thereby become the Company. Any such entity, whether or not presently existing, may become a party hereto by appropriate action of its officers without the need for approval of its board of directors or noncorporate counterpart or of the Board; provided, however, that such entity must be an Affiliate. The provisions of the Plan shall apply separately and equally to each Company and its employees in the same manner as is expressly provided for First USA, Inc. and its employees, except that the power to appoint or otherwise affect the Plan Administrator or the Trustee and the power to amend or terminate the Plan or amend the Trust Agreement shall be exercised by the Board alone. Transfer of employment among Companies and Affiliates shall not be considered a termination of employment hereunder. Any Company may, by appropriate action of its officers without the need for approval of its board of directors or noncorporate counterpart or the Board, terminate its participation in the Plan. Moreover, the Board may, in their discretion, terminate a Company's Plan participation at any time.


                                      XII.

                                 MISCELLANEOUS

  12.1 NOT CONTRACT OF EMPLOYMENT. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to remain under contract with the Company or to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time nor shall the Plan be deemed to give the Company the right to require any person to remain under contract with the Company or remain in the employ of the Company or to restrict any person's right to terminate his services at any time.

  12.2 ALIENATION OF INTEREST FORBIDDEN. The interest of a Member or his beneficiary or beneficiaries hereunder may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such benefits or funds are payable, nor shall they be an asset in bankruptcy or subject to garnishment, attachment or other legal or equitable proceedings.

  12.3 WITHHOLDING. All Deferrals and payments provided for hereunder shall be subject to applicable withholding and other deductions as shall be required of the Company under any applicable local, state or federal law.

  12.4 GUARANTY. Plan provisions to the contrary notwithstanding, in the event any Affiliate that adopts the Plan pursuant to Article XI (other than First USA Paymentech, Inc. or any of its subsidiaries) fails to make payment of the benefits due under the Plan on behalf of its Members, whether directly or through the Trust, First USA, Inc. shall be liable for and shall make payment of such benefits due as a guarantor of such entity's obligations hereunder. Moreover, in the event any subsidiary of First USA Paymentech, Inc. that adopts the Plan pursuant to Article XI fails to make payment of the benefits due under the Plan on behalf of its Members, whether directly or through the Trust, First USA Paymentech, Inc. shall be liable for and shall make payment of such benefits due as a guarantor of such entity's obligations hereunder. The guaranty obligations provided herein shall be satisfied directly and not through the Trust.

  12.5 AMENDMENT AND TERMINATION. The Board may from time to time, in their discretion, amend, in whole or in part, any or all of the provisions of the Plan; provided, however, that no amendment may be made that would impair the rights of a Member with respect to amounts already allocated to his Account. The Board may terminate the Plan at any time. In the event that the Plan is terminated, the balance in a Member's Account shall be paid to such Member or his designated beneficiary in the manner specified by the Plan Administrator, which may include one lump sum payment in full satisfaction of all of such Member's or beneficiary's benefits hereunder.

  12.6 SEVERABILITY. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

  12.7 GOVERNING LAWS. ALL PROVISIONS OF THE PLAN SHALL BE CONSTRUED INACCORDANCE WITH THE LAWS OF TEXAS EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

  EXECUTED this 27th day of June, 1996.

                         FIRST USA, INC.

                         By: /s/ Philip E. Taken
                             -------------------
                             Senior Vice President

                                   FIRST USA
                   DEFERRED COMPENSATION PLAN TRUST AGREEMENT


      THIS AGREEMENT AND DECLARATION OF TRUST, made this 27th day of June 1996, by and between FIRST USA, INC. and WACHOVIA BANK OF NORTH CAROLINA, N.A. (hereinafter referred to as the "Trustee").

       WHEREAS, FIRST USA, INC. has established the FIRST USA DEFERRED COMPENSATION PLAN (hereinafter referred to as the "Plan") for the benefit of certain individuals who are eligible for benefits under the terms of the Plan (such individuals being referred to herein as the "Members"), which Plan provides for the payment of certain deferred compensation benefits (the "Benefits") to the Members and the beneficiaries of the respective Members who may become entitled to any payments under the terms of the Plan in the event of the Member's death ("Beneficiaries"); and

       WHEREAS, other adopting entities may adopt the Plan (such other adopting entities, if any, along with FIRST USA, INC. hereinafter referred to as the "Company," jointly and severally); and

       WHEREAS, the Plan contemplates that the Company will pay the entire cost of the Benefits from its general assets; and

       WHEREAS, FIRST USA, INC. desires to establish the FIRST USA DEFERRED COMPENSATION PLAN TRUST AGREEMENT (the "Trust") to aid the Company in meeting the obligations under the Plan; and

       WHEREAS, the Trust is intended to be a "grantor trust" with the corpus and income of the Trust treated as assets and income of the Company for federal income tax purposes; and

       WHEREAS, the Company intends that the assets of the Trust shall at all times be subject to the claims of general creditors of the Company as provided in Article X; and

       WHEREAS, the Company intends that the existence of the Trust shall not alter the characterization of the Plan as "unfunded" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and shall not be construed to provide income to any Member prior to actual payment of Benefits under the Plan; and

       WHEREAS, under the Trust, the Trustee covenants that it will hold all property which it may receive hereunder, IN TRUST, for the uses and purposes and upon the terms and conditions hereinafter stated;

  NOW, THEREFORE, the parties hereto adopt this Trust Agreement effective June l, 1996, and agree, as follows:


                                   ARTICLE I

                            GENERAL TRUST PROVISIONS
                            ------------------------


     1.1   Establishment of Trust. First USA, Inc. hereby adopts the Trust
           ----------------------
Agreement, establishing the Trust with the Trustee, consisting of such sums of money and other property acceptable to the Trustee as from time to time shall be paid or delivered to the Trustee by the Company. All such money and other property, all investments and reinvestments made therewith or proceeds thereof and all earnings and profits thereon, less all payments and charges as authorized herein, shall constitute the "Trust Fund." The Trust Fund shall at all times be subject to the claims of general creditors of the Company as provided in Article X. No Member or Beneficiary shall have any preferred claim to, or any beneficial ownership interest in, any assets of the Trust Fund prior to the time such assets are paid to such Member or Beneficiary as Benefits.

     1.2   Separate Sub-Trusts. Contrary provisions of the Trust
           -------------------
notwithstanding, except as provided in Article XI, the provisions of the Trust shall apply separately and equally to First USA, Inc. and to each adopting entity that has entered into this Trust Agreement pursuant to Article XI. Each Company shall bear the cost of providing Benefits for its own Members and their Beneficiaries, and the portion of the Trust Fund attributable to the contributions of each Company shall be available only to provide benefits to such Company's Members and their Beneficiaries or to satisfy claims of such Company's Bankruptcy Creditors in the event such Company becomes Insolvent (as such terms are defined in Section 10.1).

     1.3   Trust Irrevocable.  The Trust shall be irrevocable and shall be held
           -----------------
for the exclusive purpose of providing benefits under the Plan to Members and their Beneficiaries and defraying expenses of the Trust in accordance with the provisions of this Trust Agreement. Except as provided in Sections 3.6(c) and 3.6(d) and Articles IX and X hereof, no part of the income or corpus of the Trust Fund shall be recoverable by or for the Company.

     1.4   Non-Alienation. No right or interest to receive benefits from the
           --------------
Trust may be assigned, sold, anticipated, alienated or otherwise transferred by any Member or Beneficiary.

     1.5   Acceptance by Trustee. The Trustee accepts the Trust established
           ---------------------
under this Trust Agreement on the terms and subject to the provisions set forth herein, and it agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement.

                                  ARTICLE II

                         GENERAL DUTIES OF THE PARTIES
                         -----------------------------


     2.1  General Duties of the Company and the Trustee.
          ---------------------------------------------

          (a) The Company has provided or will provide the Trustee with a copy of the Plan and shall provide the Trustee with a copy of any amendment to the Plan promptly upon its adoption. The Plan, as of the date of execution of this Trust Agreement, is hereby incorporated by reference into and shall form a part of this Trust Agreement as fully as if set forth herein verbatim. Any amendment to the Plan shall also be incorporated by reference into and form a part of this Trust Agreement, effective as of the effective date of such amendment. Schedule A to this Trust Agreement sets forth the name and mailing address of each Member entitled to receive Benefits, the Beneficiaries, if any, designated by each Member, and each Member's aggregate balance ("Account Balance") in the accounts maintained under the Plan on his or her behalf. Such Schedule (as amended from time to time as provided herein) is hereinafter referred to as the "Benefit Schedule." The Company shall be responsible for notifying the Trustee of any changes in the information set forth on the Benefit Schedule, including, but not limited to, the addition of new Members and a change in the mailing address of a Member.

     (b) Subject to the provisions of Section 2.1(c), the Trustee shall be charged with keeping the Benefit Schedule accurate and current, including but not limited to, preparing by September 30 of each year a completely updated Benefit Schedule as of June 30 of the immediately preceding year with such assistance from the Company and independent third parties as may be necessary in order to permit distributions from the Trust Fund to be made in accordance with the provisions of Section 3.6. The Company shall keep accurate books and records with respect to the eligibility of individuals to participate in the Plan and the Benefits payable under the Plan, and shall provide such information to the Trustee and any independent third party referred to in the immediately preceding sentence and shall also provide access to such books and records at such time or times as the Trustee shall reasonably request.

     (c) If, at any time, the Company fails or refuses to give the Trustee Member data or access to such books and records in accordance with Section 2.1(b), the Trustee shall deliver a written request to the Company to provide access to books and records of the Company and to provide such data as required in accordance with Section 2.1(b) for the Trustee to keep the Benefit Schedule accurate and current. If the Company fails or refuses to comply with the Trustee's written request pursuant to the preceding sentence prior to the expiration of thirty days from the date of delivery thereof by the Trustee, the Trustee shall, after ten days written notice to the Company, immediately pay to each Member an amount equal to such Member's Account Balance as set forth on the most recent Benefit Schedule, reduced by any taxes to be withheld pursuant to
Section 3.6. Such payment shall be made in accordance with the provisions of
Section 3.6. For this purpose, the Company shall be deemed to have complied with the Trustee's written request if, in the Trustee's judgment, it shall have substantially complied at the end of the thirty-day period and is endeavoring in good faith to complete compliance without delay.

     (d) The Trustee shall notify each Member and Beneficiary of a then deceased Member in writing of any changes in the Benefit Schedule with respect to such Member or Beneficiary and shall notify all Members and such Beneficiaries of any failure of the Company to provide information required in this Section 2. 1.

     (e) It is intended that Benefits payable to Members shall be determined under the provisions of the Plan and shall be calculated under the provisions of the Plan as of the date of payment. Payment of Benefits shall be based upon the amounts set forth on the Benefit Schedule only under the circumstances set forth in Section 2.1(c). If the actual Benefits payable to a Member under the provisions of the Plan exceeds the amount set forth on the Benefit Schedule which is paid pursuant to Section 2.1(c), the Company shall be liable for payment of the remaining portion of such Benefits.

     (f) Trust provisions to the contrary notwithstanding, the Company shall have the right at any time, and from time to time, in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

     2.2  Additional General Duties of Trustee.  The Trustee shall manage,
          ------------------------------------
invest and reinvest the Trust Fund as the Trustee may determine in the exercise of its fiduciary duties hereunder, consistent with the provisions of Article
III. The Trustee shall collect the income on the Trust Fund, and make distributions therefrom, all as hereinafter provided.

                                  ARTICLE III

           INVESTMENT, ADMINISTRATION AND DISBURSEMENT OF TRUST FUND
           ---------------------------------------------------------

     3.1  Investment of Trust Fund. The following provisions shall apply with
          ------------------------
respect to investment of the Trust Fund:

          (a) At any time prior to the occurrence of a Change in Control (as such term is defined in Section 12.3), the Trustee shall invest and reinvest the assets of the Trust Fund in accordance with the written directions received from time to time by the Trustee from the administrator established pursuant to the Plan (the "Plan Administrator"). Specifically, but not by way of limitation, the Plan Administrator may, in its discretion, direct the Trustee to follow the deemed investment directions of each Member or Beneficiary of a deceased Member, whether written or telephonic, with respect to a portion of the Trust Fund assets equal in value to the Account Balance maintained under the Plan on behalf of such individual, within parameters established by, and as agent for, the Plan Administrator;

          (b) To the extent that the Trustee is directed by the Plan Administrator, the Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Company;

          (c) To the extent that the Trustee is directed by the Plan Administrator, the Trustee may establish one or more separate investment accounts within the Trust Fund, each separate account being hereinafter referred to as an Investment Fund. Except as otherwise provided, the Trustee shall transfer to each such Investment Fund such portion of the assets of the Trust Fund as the Plan Administrator directs. The Trustee shall be under no duty to question, and shall not incur any liability on account of following, any direction of the Plan Administrator. The Trustee shall be under no duty to review the investment guidelines, objectives, and restrictions established, or the specific investment directions given by the Plan Administrator for any Investment Fund, or to make suggestions to the Plan Administrator in connection therewith. To the extent that directions from the Plan Administrator to the Trustee represent deemed investment elections of the Members, the Trustee shall have no responsibility for such investment elections and shall incur no liability on account of investing the assets of the Trust Fund in accordance with such directions. All interest, dividends, and other income received with respect to, and any proceeds received from the sale or other disposition of securities or other property held in, an Investment Fund shall be credited to and reinvested in such Investment Fund. All expenses of the Trust Fund which are allocable to a particular Investment Fund shall be so allocated and charged. The Plan Administrator may direct the Trustee to eliminate an Investment Fund or Funds, and the Trustee shall thereupon dispose of the assets of such Investment Fund and reinvest the proceeds thereof in accordance with the directions of the Company; and

          (d) From and after the occurrence of a Change in Control, or if the Plan Administrator fails to provide the Trustee with such written directions, the Trustee shall have, with respect to the Trust Fund, power in its discretion to invest and reinvest such assets in (i) common and preferred stocks, bonds, notes and debentures (including convertible stocks and securities but not including any stock, debt instruments, or other securities of the Company, the Trustee or their affiliates) which are readily marketable and listed on a United States national securities exchange or the NASDAQ national market, (ii) interest-bearing deposit accounts or certificates of deposit maturing within one year after acquisition thereof, entered into or issued by a United States national or state bank or trust company having capital, surplus and undivided profits, at the holding company level, of at least $75 million, (iii) direct obligations of, and obligations fully guaranteed by, the United States of America or any agency of the United States of America which is backed by the full faith and credit of the United States of America (so long as such obligations shall mature within one year after acquisition thereof), (iv) any common, collective or commingled fund, including a fund maintained by the Trustee, established and maintained primarily for the purpose of investing and reinvesting in assets of the type described in (i), (ii) and
     (iii) above, and (v) insurance contracts issued by one or more insurance companies. Further, notwithstanding the provisions of the preceding sentence, after the occurrence of a Change in Control or in the event the Plan Administrator fails to provide the Trustee with written directions pursuant to the first sentence of this Section, the Trustee shall have the power in its discretion to retain, maintain, continue, sell, or take any other actions relative to any assets then held in the

     Trust Fund (including, without limitation, to take actions in accordance with deemed investment directions obtained directly from a Member or Beneficiary of a deceased Member with respect to a portion of the Trust Fund assets equal in value to the Account Balance maintained under the Plan on behalf of such individual).

     3.2  Valuation of Trust Fund.  As soon as practicable after June 30 of each
          -----------------------
year and as of such other dates as may be specified by the Company or the Plan Administrator, the Trustee shall report to the Company and the Plan Administrator the assets held in the Trust Fund as of such day and shall determine and include in such report the fair market value as of such day of each such asset. In determining such fair market values, the Trustee shall use such market quotations and other information as are available to it and may in its discretion be appropriate. The report of any such valuation shall not constitute a representation by the Trustee that the amounts reported as fair market values would actually be realized upon the liquidation of the Trust Fund. The Trustee shall not be accountable to the Company or to any other person on the basis of any such valuation, but its accountability shall be in accordance with the provisions of Article IV hereof.

     3.3  Additional Investment of Trustee.  Subject to the provisions of
          --------------------------------
Sections 3.1, 3.6 and 9.2 hereof, the Trustee shall have, with respect to the Trust Fund, the power in its discretion:

               (a)  To retain any property at any time received by it;

               (b) To sell, exchange, convey, transfer or dispose of, and to grant options for the purchase or exchange with respect to, any property at any time held by it; and

               (c) To register and carry any securities or any other property in the name of the Trustee, or in the name of the nominee of the Trustee (or to hold any such property unregistered) without increasing or decreasing the fiduciary liability of the Trustee, and to exercise any option, right or privilege to convert any convertible securities, including shares or fractional shares of the Trustee so long as the conversion privilege is offered pro rata to all shareholders.

     3.4  Administrative Powers of Trustee.  The Trustee shall have the power in
          --------------------------------
its discretion:

               (a) To exercise all voting rights with respect to the shares of stock held in the Trust Fund and to grant proxies, discretionary or otherwise; provided, however, voting rights with respect to stock issued by the Company or its affiliates shall be exercised by the Company prior to the occurrence of a Change in Control;

               (b) To cause any shares of stock to be registered and held in the name of one or more of its nominees, or one or more nominees of any system for the central handling of securities, without increase or decrease of liability;

               (c) To collect and receive any and all money and other property due to the Trust Fund and to give full discharge therefor;

               (d) Subject to the provisions of Section 3.6 hereof: to settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trustee; to commence or defend suits or legal proceedings to protect any interest of the Trust; and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal;

               (e) To organize under the laws of any state a corporation or limited liability company for the purpose of acquiring and holding title to any property which it is authorized to acquire under this Trust Agreement and to exercise with respect thereto any or all of the powers set forth in this Trust Agreement;

               (f) To determine how all receipts and disbursements shall be credited, charged or apportioned as between income and principal;

               (g) To determine the amount and time of Benefit payments in accordance with Section 3.6; and

               (h) Generally to do all acts, whether or not expressly authorized, which the Trustee may deem necessary or desirable for the protection of the Trust Fund.

     3.5  Dealings with Trustee.  Persons dealing with the Trustee shall be
          ---------------------
under no obligation to see to the proper application of any money paid or property delivered to the Trustee or to inquire into the Trustee's authority as to any transaction.

     3.6  Distributions from Trust Fund.
          ------------------------------

     (a)  Except as set forth in Section 3.6(c), Section 3.6(d), Section 9.2 and
Article X hereof, distributions from the Trust Fund shall be made by the Trustee to the Members and Beneficiaries at the times and in the amounts set forth in the Plan and, to the maximum extent permitted by applicable law, the Trustee shall be fully protected in so doing. Any amounts so paid shall be reduced by the amount of any federal, state, or local income or other taxes that may be required by law to be withheld or paid by the Trustee and the Trustee shall pay such amounts to the appropriate governmental authorities; provided, however, that the Company, the Plan Administrator, the Members, and the Beneficiaries shall provide the Trustee with all of the information necessary for the Trustee to determine the amount of such taxes required to be withheld or paid by the Trustee and the Trustee shall be fully protected in relying upon such information. Notwithstanding any provision of this Trust Agreement to the contrary, the Company shall be obligated to pay the Benefits. To the extent that the Trust Fund is not sufficient to pay any Benefit when due, the Company shall pay such Benefit directly. In the event Benefits are due to more than one Member or Beneficiary on the same date and the Trust Fund is not sufficient to pay all such Benefits, the Trust Fund shall be applied pro rata among such Members and Beneficiaries on the basis of the Benefits due to be paid such individuals on such date. Nothing in this Trust Agreement shall relieve the Company of its liabilities to pay Benefits except to the extent such liabilities are met by application of Trust Fund assets.

     (b) Prior to the occurrence of a Change in Control, the Plan Administrator shall direct the Trustee in writing as to the time and amount of Benefits to be distributed to the Members and Beneficiaries. From and after the occurrence of a Change in Control, a Member or Beneficiary who believes that he or she is entitled to Benefits may apply in writing directly to the Trustee for payment of such Benefits. Such application shall advise the Trustee of the circumstances which entitle such Member or Beneficiary to payment of such Benefits. The Trustee shall, in such case, reach its own independent determination as to the Member's or Beneficiary's entitlement to Benefits, even though the Trustee may be informed from another source (including the Company or the Plan Administrator) that payments are not due under the Plan. If the Trustee so desires, it may, in its sole discretion, make such additional inquiries and/or take such additional measures as it deems necessary in order to enable it to determine whether Benefits are due and payable, including, but not limited to, interviewing appropriate persons, requesting affidavits, soliciting oral or written testimony under oath, or holding a hearing or other proceeding. After the occurrence of a Change in Control, the Trustee shall determine whether Benefits are payable as promptly as possible.

     (c) At any time and from time to time, the Plan Administrator may direct the Trustee in writing to distribute to the Company cash held by the Trustee as part of the Trust Fund in an amount equal to the Benefits accrued under the Plan that have been forfeited under the terms of the Plan. As soon as practicable after receipt of such a direction and, if such direction is received by the Trustee after the occurrence of a Change in Control, the Trustee's independent determination that such benefits have, in fact, been forfeited in accordance with the terms of the Plan, the Trustee shall distribute such amount to the Company.

     (d) At any time and from time to time prior to the occurrence of a Change in Control, the Company may apply in writing to the Trustee for a distribution by the Trustee to the Company of assets held by the Trustee as part of the Trust Fund ("Trust Assets") in an amount (the "Refund Amount") equal to or less than the difference, if any, between (i) the Net Fair Market Value of the Trust Assets (as such term is hereinafter defined) as of the last day of the month coincident with or immediately preceding the date of such application, and (ii) the aggregate Account Balances for all Members and Beneficiaries as of such date. Such application shall advise the Trustee of the manner in which the Refund Amount was calculated. Upon the receipt of such an application from the Company, the Trustee shall reach its own independent determination as to the Company's entitlement to the Refund Amount, even though the Trustee may be informed from another source (including a Member) that the Company is not entitled to the Refund Amount. If the Trustee so desires, it may, in its sole discretion, make such additional inquiries and/or take such additional measures as it deems necessary in order to enable it to determine whether the Company is entitled to the Refund Amount, including, but not limited to, interviewing appropriate persons, requesting affidavits, soliciting oral or written testimony under oath, or engaging such independent third parties as the Trustee may deem necessary to assist in making such determination. The Trustee shall determine whether the Company is entitled to all or any portion of the Refund Amount as promptly as possible. If the Trustee determines that the

Company is entitled to all or any portion of the Refund Amount, then the Trustee shall distribute such amount to the Company in cash or in kind as determined by the Trustee in its sole discretion. As used herein, the term "Net Fair Market Value of the Trust Assets" shall mean the fair market value of the Trust Assets, as determined by the Trustee in its sole discretion, reduced by all liabilities of the Trust, whether or not such liabilities are secured by any or all of the Trust Assets, other than liabilities to Members or Beneficiaries under the Plan. In determining such fair market value, the Trustee shall use such market quotations and other information as are available to it and may in its discretion be appropriate; provided, however, that the fair market value of any life insurance contract which constitutes a portion of the Trust Assets shall be its net cash surrender value. The determination of the Net Fair Market Value of the Trust Assets by the Trustee shall not constitute a representation by the Trustee that the amounts reported as fair market values would actually be realized upon the liquidation of the Trust Assets. The Trustee shall not be accountable to the Company or to any other person, including the Members or Beneficiaries, on the basis of any such valuation except as otherwise provided in this Trust Agreement.

     (e) The Trustee may engage its own counsel or other experts to assist it in making its determination under Section 3.6(a), (b), (c) or (d) hereof. The cost of such counsel or other expert assistance, and any other costs reasonably incurred by the Trustee in making such determination, shall be borne by the Company. If the Company fails to pay any such costs when due, the Trustee may use the assets of the Trust Fund to pay them as provided in Section 5.2.

     (f) The Trustee shall not itself commence any legal action, whether in the nature of an interpleader action, request for declaratory judgment or otherwise, requesting a court to make a determination under Section 3.6(a), (b), (c) or (d) hereof in the Trustee's stead without first using its best efforts to make such determination.

     (g) Notwithstanding any other provision of this Trust Agreement, if any amounts held in the Trust are found in a "determination" (within the meaning of Section 1313(a) of the Internal Revenue Code of 1986) to have been includible in gross income of a Member or Beneficiary prior to payment of such amounts from the Trust, the Trustee shall, as soon as practicable, pay such amounts to such Member or Beneficiary, as applicable, (but not in excess of such Member's or Beneficiary's Account Balance at the time of such payment). For purposes of this Section 3.6, the Trustee shall be entitled to rely on an affidavit by a Member or Beneficiary, as applicable, and a copy of the determination to the effect that a determination described in the preceding sentence has occurred.

                                  ARTICLE IV

                            SETTLEMENT OF ACCOUNTS
                            ----------------------

     The Trustee shall keep full accounts of all of its receipts and disbursements. Its books and records with respect to the Trust Fund shall be open to inspection by the Company, any Member or any Beneficiary of a deceased Member or their representatives at all times during business hours of the Trustee. Within sixty days after June 30 of each year, or any termination of the duties of the Trustee, the Trustee shall prepare, sign and mail to the Company and the Plan Administrator an account of its acts and transactions as Trustee hereunder. If, within sixty days after the mailing of the account or any amended account, the Company and the Plan Administrator have not filed with the Trustee notice of any objection to any act or transaction of the Trustee, the account or amended account shall become an account stated. If any objection has been filed, and if the objecting party is satisfied that it should be withdrawn or if the account is adjusted to the objecting party's satisfaction, the objecting party shall in writing filed with the Trustee signify its approval of the account and it shall become an account stated. When an account becomes an account stated, such account shall be finally settled, and the Trustee shall be completely discharged and released, as if such account had been settled and allowed by a judgment or decree of a court of competent jurisdiction in an action or proceeding in which the Trustee, the Company and the Plan Administrator were parties. The Trustee, the Company or the Plan Administrator shall have the right to apply at any time to a court of competent jurisdiction for judicial settlement of any account of the Trustee not previously settled as hereinabove provided. In any such action or proceeding it shall be necessary to join as parties the Trustee, the Company and the Plan Administrator and any judgment or decree entered therein shall be conclusive upon all such parties.


                                   ARTICLE V

                 TAXES, EXPENSES AND COMPENSATION OF TRUSTEE
                 -------------------------------------------

     5.1  Taxes.  The Company agrees that all income, deductions and credits of
          -----
the Trust Fund belong to it as owner for income tax purposes and will be included on the Company's income tax returns. The Company shall from time to time pay taxes (references in this Trust Agreement to the payment of taxes shall include interest and applicable penalties) of any and all kinds whatsoever which at any time are lawfully levied or assessed upon or become payable in respect of the Trust Fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent that any taxes levied or assessed upon the Trust Fund are not paid by the Company or contested by the Company pursuant to the last sentence of this Section 5.1, the Trustee shall pay such taxes out of the Trust Fund and the Company shall upon demand by the Trustee deposit into the Trust Fund an amount equal to the amount paid from the Trust Fund to satisfy such tax liability. If requested by the Company, the Trustee shall, at Company expense, contest the validity of such taxes in any manner deemed appropriate by the Company or its counsel, but only if it has received an indemnity bond or other security satisfactory to it to pay any expenses of such contest. Alternatively, the Company may itself contest the validity of any such taxes, but any such contest shall not affect the Company's obligation to reimburse the Trust Fund for taxes paid from the Trust Fund.

     5.2  Expenses and Compensation. The Trustee shall be paid compensation by
          -------------------------
the Company as the Company and the Trustee may from time to time agree. The Trustee shall be reimbursed by the Company for its reasonable expenses of management and administration of the Trust, including reasonable compensation of counsel and any agent engaged by the Trustee to assist it in such management and administration. In the event that the Company shall fail or refuse to make such reimbursement upon demand, the Trustee may satisfy such obligations out of the assets of the Trust Fund; in that event, the Company shall immediately upon demand by the Trustee deposit into the Trust Fund a sum equal to the amount paid by the Trust Fund for such fees and expenses.


                                  ARTICLE VI

                           FOR PROTECTION OF TRUSTEE
                           -------------------------

     6.1  Communication with the Company, the Plan Administrator and the Members
          ----------------------------------------------------------------------

     (a) The Company shall certify to the Trustee the name or names of any person or persons authorized to act for the Company and for the Plan Administrator. Such certification shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Company. Until the Company notifies the Trustee, in a similarly signed notice, that any such person is no longer authorized to act for the Company or for the Plan Administrator, as applicable, the Trustee may continue to rely upon the authority of such person.

     (b) The Trustee may rely upon any certificate, notice or direction of the Company or the Plan Administrator which the Trustee reasonably believes to have been signed by a duly authorized officer or agent of the Company or the Plan Administrator, as applicable.

     (c) Communications to the Trustee shall be sent in writing to its principal address, Attention: Legal Department, or to such other address as the Trustee may specify. No communication shall be binding upon the Trust Fund or the Trustee until it is received by the Trustee and unless it is in writing and signed by an authorized person.

     (d) Communications to the Company shall be sent in writing to the Company at 1601 Elm Street, 47th Floor, Dallas, Texas 75201, Attention: General Counsel, or to such other address as the Company may specify in writing to the Trustee. Communications to the Plan Administrator shall be sent in writing to the Company's address, Attention: Deferred Compensation Plan Administrator. Communications to a Member or Beneficiary shall be sent in writing to the address of such person as stated on the Benefit Schedule, or to such other address as such person may specify in writing to the Trustee. No communication shall be binding upon the Company, the Plan Administrator. or a Member or Beneficiary until it is received by such person.

     6.2  Advice of Counsel. The Trustee may consult with any legal counsel with
          -----------------
respect to the construction of this Trust Agreement, its duties hereunder or any act which it proposes to take or omit, and shall not be liable for any action taken or omitted in good faith pursuant to such advice. Expenses of such counsel shall be deemed to be expenses of management and administration of the Trust within the meaning of Section 5.2 hereof.

     6.3  Fiduciary Responsibility.
          ------------------------

     (a) The Trustee shall discharge its duties under this Trust Agreement in effectuating the Plan in a manner consistent with the objectives of this Trust Agreement and the Plan. The Trustee shall not be liable for any loss sustained by the Trust Fund by reason of the purchase, retention, sale or exchange of any investment in good faith and in accordance with the provisions of this Trust Agreement. The Trustee shall have no responsibility or liability for any failure of the Company to make contributions to the Trust Fund or for any insufficiency of assets in the Trust Fund to pay Benefits when due. The Trustee shall not be liable hereunder for any act taken or omitted to be taken in good faith, except for its own negligence or misconduct.

     (b) The Trustee's duties and obligations shall be limited to those expressly imposed upon it by this Trust Agreement.

     (c) The Company at any time may employ as agent (to perform any act, keep any records or accounts, or make any computations required of the Company or the Plan Administrator by this Trust Agreement or the Plan) the individual, corporation or association serving as Trustee hereunder. Nothing done by said individual, corporation or association as such agent shall affect its responsibilities or liability as Trustee hereunder.


                                  ARTICLE VII

                             INDEMNITY OF TRUSTEE
                             --------------------

     The Company hereby indemnifies and holds the Trustee harmless from and against any and all losses, damages, costs, expenses or liabilities (herein, "Liabilities"), including reasonable attorneys' fees and other costs of litigation, to which the Trustee may become subject pursuant to, arising out of, occasioned by, incurred in connection with or in any way associated with this Trust Agreement, except for any act or omission constituting negligence or misconduct of the Trustee. If one or more Liabilities shall arise, or if the Company falls to indemnify the Trustee as provided herein, or both, then the Trustee may engage counsel of the Trustee's choice, but at the Company's expense, either to conduct the defense against such Liabilities or to conduct such actions as may be necessary to obtain the indemnity provided for herein, or to take both such actions. The Trustee shall notify the Company within fifteen days after the Trustee has so engaged counsel of the name and address of such counsel. If the Trustee shall be entitled to indemnification by the Company pursuant to this Article VII and the Company shall not provide such indemnification upon demand, the Trustee may apply assets of the Trust Fund in full satisfaction of the obligations for indemnity by the Company, and any legal proceeding by the Trustee against the Company for such indemnification shall be on behalf of the Trust.


                                 ARTICLE VIII

                      RESIGNATION AND REMOVAL OF TRUSTEE
                      ----------------------------------

     8.1  Resignation of Trustee.  The Trustee may resign upon sixty days' prior
          ----------------------
written notice to the Board of Directors of First USA, Inc. (the "Board"), the Plan Administrator, each Member and each Beneficiary of a deceased Member, except that any such resignation shall not be effective until the Board have appointed in writing a successor trustee, which must be a bank, trust company, or an individual, and such successor has accepted the appointment in writing; provided, however, that if such appointment is to become effective at any time after the occurrence of a Change in Control, then the consent of a majority of the Members to the appointment of such successor trustee must be obtained. For all purposes of this Trust Agreement where the consent of a majority of the Members is required, the determination of majority consent shall be based upon receiving the consent of any combination of Members whose sum of Account Balances as of the time of determination is greater than fifty percent of the sum of Account Balances for all Members at such time, rather than upon receiving the consent of a majority of the number of Members. For purposes of this determination, Beneficiaries of deceased Members shall be considered Members. The Board shall make a good faith effort, following receipt of notice of resignation from the Trustee, to find and appoint a successor Trustee who will adhere to the obligations imposed on such successor under the terms of this Trust Agreement, and in particular, but without limitation, the obligation to exercise judgment independent of the Company in the circumstances described in
Section 3.6 hereof. The appointment of a successor trustee shall also be conditioned upon obtaining from such successor a written statement that the successor has read the Trust Agreement and understands its obligations thereunder. If the consent of a majority of the Members is required for the appointment of a successor Trustee, then the Trustee shall be responsible for securing such Member consents in a timely fashion and, unless ordered by a court of competent jurisdiction, shall not reveal to the Board, the Plan Administrator or any other person any information concerning such consents, except whether the required majority has been achieved. Any notice sent to Members by the Trustee canvassing the Members as to their consent to a successor trustee, shall include the name and address of the proposed successor trustee. Any consent of a Member required under this Section 8.1 shall be deemed given if no written objection is received by the Trustee from such Member within fourteen days after request for such consent is sent postpaid by United States registered or certified mail with return receipt requested to such Member.

     8.2  Removal of Trustee.  The Board may remove the Trustee upon sixty days'
          ------------------
prior written notice to the Trustee, the Plan Administrator, each Member and each Beneficiary of a deceased Member, except that any such removal shall not be effective until the close of such notice period and (a) delivery by the Board to the Trustee of an instrument in writing appointing a successor trustee meeting the requirements of Section 8.1, and (b) an acceptance of such appointment in writing executed by such successor. Notwithstanding the provisions of the preceding sentence, if such appointment of a successor trustee is to become effective at any time after the occurrence of a Change in Control, then the removal of the Trustee and the appointment of a successor trustee shall not be effective until the Trustee has received the consent of a majority of the Members (as determined in accordance with the provisions of Section 8.1 hereof) to such removal and such appointment. Upon the receipt by the Trustee of a written notice of removal, the Trustee shall be responsible for securing the Member consents (if such consents are required pursuant to the preceding provisions of this Section 8.2) in a timely fashion and, unless ordered by a court of competent jurisdiction, shall not reveal to the Board, the Plan Administrator or any other person any information concerning such consents, except whether the required majority has been achieved. Any notice sent to Members by the Trustee canvassing the Members as to their consent to removal of the Trustee and the appointment of a proposed successor trustee, shall include the name and address of the proposed successor trustee. Any consent of a Member required under this Section 8.2 shall be deemed given if no written objection is received by the Trustee from such Member within fourteen days after request for such consent is sent postpaid by United States registered or certified mail with return receipt requested to such Member.

     8.3  Successor Trustee.  All of the provisions set forth herein with
          -----------------
respect to the Trustee shall relate to each successor with the same force and effect as if such successor had been originally named as the Trustee hereunder.

     8.4  Transfer of Trust Fund to Successor. Upon the resignation or removal
          -----------------------------------
of the Trustee and appointment of a successor, the Trustee shall transfer and deliver the Trust Fund to such successor. Following the effective date of the appointment of the successor, the Trustee's responsibility hereunder shall be limited to managing the assets in its possession and transferring such assets to the successor, and settling its final account. Neither the Trustee nor the successor shall be liable for the acts of the other.

                                  ARTICLE IX

                DURATION AND TERMINATION OF TRUST AND AMENDMENT
                -----------------------------------------------

     9.1  Duration and Termination.  The Trust is hereby declared to be
          ------------------------
irrevocable and shall continue until (a) all payments required by Section 3.6 have been made or (b) until the Trust Fund contains no assets and retains no claims to recover assets from the Company or any other person or entity, whichever shall first occur. Notwithstanding the preceding provisions of this
Section 9.1, unless earlier terminated, the Trust shall terminate twenty-one
(21) years after the death of the last to die of all of the Members and their issue living on the date of execution of this Trust Agreement; provided, however, that if at that time the Trust may be continued in force without violating the rule against perpetuities or any other law of the State of Texas, then the Trust shall remain in effect until otherwise terminated as provided hereunder.

     9.2  Distribution upon Termination.  If this Trust terminates under the
          -----------------------------
provisions of Section 9.1, the Trustee shall liquidate the Trust Fund and, after its final account has been settled as provided in Article IV, shall distribute to the Company the net balance of any assets of the Trust remaining after all expenses have been paid and all Benefits, whether or not due and payable under the terms of the Plan on the date of such termination, have been paid to the Members and Beneficiaries. Upon making such distribution, the Trustee shall be relieved from all further liability. The powers of the Trustee hereunder shall continue so long as any assets of the Trust Fund remain in its hands.

     9.3  Amendment.  The Board may from time to time amend, in whole or in
          ---------
part, any or all of the provisions of this Trust Agreement; provided, however, that (a) no amendment will be made to this Trust Agreement or the Plan which will cause this Trust Agreement, the Plan or the assets of the Trust Fund to be governed by or subject to Part 2, 3 or 4 of Title I of ERISA, (b) no such amendment shall adversely affect any Benefits to the date of such amendment in respect of any Member or Beneficiary or the amount of assets of the Trust Fund available to pay such Benefits, (c) no such amendment shall purport to alter the irrevocable character of the Trust established under this Trust Agreement, (d) no such amendment shall increase the duties or responsibilities of the Trustee unless the Trustee consents thereto in writing, and (e) after the occurrence of a Change in Control, no amendment will be made to this Trust Agreement without the consent of a majority of the Members (as determined pursuant to the provisions of Section 8.1 hereof). Upon receipt of a request from the Board for an amendment which requires the consent of a majority of the Members, the Trustee shall be responsible for securing Member consents in a timely fashion, and unless ordered by a court of competent jurisdiction, shall not reveal to the Board, the Plan Administrator or any other person any information concerning such consents, except whether the required majority has been achieved. Any consent of a Member required under this Section 9.3 shall be deemed given if no written objection is received by the Trustee from such Member within fourteen days after request for such consent is sent postpaid by United States registered or certified mail with return receipt requested to such Member. This Trust Agreement may be amended, to the extent permitted in this Section 9.3, by an instrument in writing executed on behalf of First USA, Inc. by its authorized representatives, consents to which instrument have been obtained from the required majority of Members if such consents are required.

                                   ARTICLE X

                         CLAIMS OF COMPANY'S CREDITORS
                         -----------------------------

     10.1 Insolvency of Company.   As used in this Article X, the Company shall
          ---------------------
be deemed to be "Insolvent" if (a) the Company is unable to pay its debts as they come due, or (b) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code (or any successor federal statute). In the event that the Company shall be deemed Insolvent, the assets of the Trust Fund shall be held for the benefit of the general creditors of the Company (hereinafter referred to as "Bankruptcy Creditors").

     10.2 Trustee's Responsibilities if Company may be Insolvent.
          ------------------------------------------------------

     (a) If at any time the Company or a person claming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall within thirty days independently determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue any payment of Benefits under the Plan and this Trust Agreement and shall hold the Trust Fund for the benefit of Bankruptcy Creditors. As a condition of being a Member of the Plan and this Trust Agreement. each Member hereby waives his priority credit position, if any, under applicable state law. The Trustee shall resume payments of Benefits under the Plan and this Trust Agreement in accordance with Section 3.6 hereof only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent, if the Trustee initially determined the Company to be Insolvent) or upon receipt of an order of a court of competent jurisdiction requiring such payments. The Company, by its chief executive officer and its Board of Directors, shall further be obligated to give the Trustee prompt notice in writing in the event that the Company becomes Insolvent, with the same consequences as provided in the preceding two sentences. In determining whether the Company is Insolvent, the Trustee may rely conclusively upon, and shall be protected in relying upon, court records showing that the Company is Insolvent, or a current report or statement from a nationally recognized credit reporting agency showing that the Company is Insolvent. For purposes of this Trust Agreement, knowledge and information concerning the Company which is not in the possession of the Trustee, or its employees, shall not be imputed to the Trustee. The Trustee shall have no duty or obligation to ascertain whether the Company is Insolvent unless and until it receives a writing that the Company is Insolvent as described in the first or third sentence of this Section 10.2(a).

     (b) If the Trustee determines that the Company is Insolvent, the Trustee shall hold the assets of the Trust Fund for the benefit of the Bankruptcy Creditors, and shall disburse the assets of the Trust Fund to satisfy such claims as a court of competent jurisdiction shall direct.

     (c) If the Trustee discontinues payment of Benefits pursuant to Section 10.2(a) and subsequently resumes such payments, the first payment to a Member or Beneficiary following such discontinuance shall include an aggregate amount equal to the difference between the payments that would have been made to such Member or Beneficiary, as applicable, under this Trust Agreement but for this
Section 10.2 and the aggregate payments actually made to such Member or Beneficiary, as applicable, by the Company pursuant to the Plan during any such period of discontinuance. In the event that upon resumption of payments pursuant to the preceding sentence, the assets of the Trust Fund are insufficient to pay Benefits in full, Benefit payments to the affected Members and Beneficiaries shall be prorated so as to equitably apportion the assets of the Trust Fund among all affected Members and Beneficiaries in proportion to their Benefits.

     10.3 Trust Recovery of Payments to Creditors.  In the event that at any
          ---------------------------------------
time an amount is paid from the Trust Fund to Bankruptcy Creditors of the Company, the Trustee shall demand that the Company deposit into the Trust Fund a sum equal to the amount paid by the Trust Fund to such Bankruptcy Creditors and, if such payment is not made within ninety days of such demand, the Trustee shall take such action as it deems prudent or advisable to recover payment.


                                  ARTICLE XI

                               ADOPTING ENTITIES
                               -----------------

     It is contemplated that other corporations, associations, partnerships or proprietorships that have adopted the Plan may adopt this Trust Agreement and thereby become the Company. Any such entity, whether or not presently existing, may become a party hereto by appropriate action of its officers without the need for approval of its board of directors or noncorporate counterpart or of the Board. The provisions of the Trust Agreement shall apply separately and equally to each Company and its Members and their Beneficiaries in the same manner as is expressly provided for First USA, Inc. and its Members and their Beneficiaries, except that (a) the power to appoint or otherwise affect the Trustee and the power to amend the Trust Agreement shall be exercised by the Board alone, and
(b) the determination of whether a Change in Control has occurred shall be based solely on First USA, Inc.


                                  ARTICLE XII

                                 Miscellaneous
                                 -------------

     12.1 Laws of the State of Texas to Govern. This Trust Agreement and the
          ------------------------------------
Trust hereby created shall be construed and regulated by the laws of the State of Texas.

     12.2 Titles and Heading not to Control. The titles to Articles and headings
          ---------------------------------
of Sections in this Trust Agreement are placed herein for convenience of reference only and, in case of any conflict, the text of this Trust Agreement, rather than such titles or headings, shall control.

     12.3 Change in Control.  As used in this Trust Agreement, the term "Change
          -----------------
in Control" shall mean the occurrence of one or more of the following events:
(a) First USA, Inc. shall not be the surviving entity in any merger, consolidation or other reorganization to which it is a party (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of First USA, Inc.); (b) First USA, Inc. sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of First USA, Inc.); (c) First USA, Inc. is dissolved and liquidated or adopts a plan of dissolution and liquidation; (d) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of First USA, Inc.'s voting stock (based upon voting power); or (e) as a result of or in connection with a contested election of directors, the persons who were directors of First USA, Inc. before such election shall cease to constitute a majority of the Board. First USA, Inc., by its chief executive officer and its Board of Directors, shall be obligated to give the Trustee prompt notice in writing of the occurrence of a Change in Control. In the event the Trustee receives such a notice or if at any time a Member or a Beneficiary of a deceased Member alleges in writing to the Trustee that a Change in Control has occurred, the Trustee shall within thirty days independently determine whether a Change in Control has occurred and, pending such determination, the Trustee shall assume that a Change in Control has occurred for all purposes of this Trust Agreement and the Plan. The Trustee shall have no duty or obligation to ascertain whether a Change in Control has occurred unless it receives a written notice as described in either of the preceding two sentences. In determining whether a Change in Control has occurred, the Trustee may, in its sole discretion, make such additional inquiries and/or take such additional measures as it deems necessary, including, but not limited to, interviewing appropriate persons, requesting affidavits, soliciting oral or written testimony under oath, or engaging such independent third parties as the Trustee may deem necessary to assist in making such determination. Notwithstanding the foregoing, if at any time First USA, Inc. notifies the Trustee in writing that the Trustee should interpret this Trust Agreement and the Plan as if a Change in Control had occurred, then for all purposes of this Trust Agreement and the Plan, the Trustee shall so interpret this Trust Agreement and the Plan. Once the notice described in the preceding sentence is received by the Trustee, it may not be rescinded by First USA, Inc.

     12.4 Successors and Assigns. This Trust Agreement may not be assigned by
          ----------------------
either party without the prior written consent of the other, and any purported assignment without such prior written consent shall be null and void. This Trust Agreement shall be binding upon the successors and permitted assigns of each party hereto.

     12.5 Controlling Document.  Should an inconsistency or conflict exist
          --------------------
between the specific terms of this Trust Agreement and those of the Plan, then the relevant terms of this Trust Agreement shall govern and control.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be executed as of the day and year first above written.

                                 FIRST USA, INC.

                                 By: /s/ PHILIP E. TAKEN
                                     Philip E. Taken
                                     Senior Vice President


                                 WACHOVIA BANK OF NORTH
                                 CAROLINA, N.A., Trustee

                                 By: /s/ JOE O. LONG
                                     Joe O. Long
                                     Senior Vice President

                                  SCHEDULE A

                               BENEFITS SCHEDULE



                                 [TO BE ADDED]